UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2010, Republic Bank & Trust Company (the “Bank”), a wholly owned subsidiary of Republic Bancorp, Inc. (the “Company), amended its Program Agreement, dated September 19, 2007, as previously amended December 2, 2008, November 23, 2009, December 29, 2009, and June 30, 2010 (the “Program Agreement”) with Jackson Hewitt, Inc. (“JHI”).   In addition, the Bank terminated its Technology Agreement, dated September 19, 2007, as previously amended December 2, 2008, November 23, 2009, December 29, 2009, and June 30, 2010 (the “Technology Agreement”) with Jackson Hewitt Technology Services LLC (“JHTSL”).

The parties amended the Program Agreement to, among other things:

1.     Incorporate certain terms of the Technology Agreement into the Program Agreement to provide that JHI assumes responsibility for provision of certain technology services, including personnel and support, and training previously provided by JHTSL;

2.     Eliminate the fees payable by the Bank to JHI and JHTSL;

3.     Extend the term of the Program Agreement by one year to expire on October 31, 2013, unless terminated earlier; and

4.     Amend termination provisions of the Program Agreement to provide for the extended term of the Program Agreement and to modify the calculation of the termination fee.

The fifth amendment to the Program Agreement and termination of the Technology Agreement are not expected to impact the Company’s net income and earnings per share for the remaining term of the Program Agreement.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Program Agreement in connection with filing such agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include consumer demand for tax related products, consumer demand for Jackson Hewitt’s tax services and tax services generally, losses on Refund Anticipation Loans, regulatory pressure to curtail or exit the Refund Anticipation Loan business, overall product mix and overhead cost to the Bank, and other factors set forth as “Risk Factors” at Part I, Item 1A in the Company’s Form 10-K for the year ended December 31, 2009.

Any forward-looking statement made by us in this Form 8-K speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

The Company has described the Program Agreement and Technology Agreement in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 20, 2007, December 3, 2008, November 24, 2009, December 30, 2009, and July 2, 2010.

ITEM 1.02.            TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As described in Item 1.01 of this Current Report on Form 8-K, on September 30, 2010, the Bank and JHTSL mutually terminated the Technology Agreement.  The information set forth in Item 1.01 is hereby incorporated in this Item 1.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP, INC.

Date:	October 6, 2010	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer